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                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549




                             FORM 8-K

                          CURRENT REPORT
                PURSUANT TO SECTION 13 OR 15(d) OF
               THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported): November 18, 1997



                    Renal Treatment Centers, Inc.
       (Exact Name of Registrant as Specified in its Charter)


Delaware                      1-14142                23-2518331
(State or Other            (Commission File          (IRS Employer
Jurisdiction of                Number)               Identification
Incorporation)                                       Number)



          1180 West Swedesford Road, Building 2, Suite 300
                          Berwyn, PA 19312
               (Address of Principal Executive Office)

 Registrant's telephone number, including area code: (610) 644-4796




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Item 5. Other Events

          On November 18, 1997, Renal Treatment Centers, Inc. ("RTC") entered into an Agreement and Plan of Merger dated as of November 18, 1997 (the "Merger Agreement") among RTC, Total Renal Care Holdings, Inc. ("TRCH") and Nevada Acquisition Corp. ("Newco"). Pursuant to and subject to the terms and conditions of the Merger Agreement, Newco will be merged with and into RTC, in connection with which each share of RTC common stock will be converted into
1.335 shares of TRCH common stock (the "Merger"). The Merger will require the approval of the shareholders of RTC and TRCH and is subject to other customary closing conditions. The Merger is expected to be consummated in the first quarter of 1998; however, no assurance can be given that the consummation of the Merger will occur on this timetable.

          A copy of the press release issued by RTC on November 19, 1997, with respect to the Merger is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits

         (c) Exhibits


          Exhibit No.                 Description

            99.1             Press Release dated November 19, 1997








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                             SIGNATURES

          Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            Renal Treatment Centers, Inc.



                         By:/s/ Ronald H. Rodgers, Jr.
                            -----------------------------
                                Ronald H. Rodgers, Jr.
                                CFO and Vice President-Finance

November 25,  1997


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                            EXHIBIT INDEX

Exhibit No.              Description of Exhibit

 99.1                    Press Release dated November 19, 1997